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                                                                    Exhibit 5(a)

May 31, 1995

Household International, Inc.
2700 Sanders Road
Prospect Heights, IL  60070

Re: Combined Registration Statement on Form S-3, relating to Junior Subordinated Debt Securities and Preferred Securities Guarantee of Household International, Inc. and the Preferred Securities of Household Capital Trust I--Registration No. 33-59385
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Ladies and Gentlemen:

I am Secretary and Assistant General Counsel of Household International, Inc. ("Household"), I am generally familiar with the proceedings in connection with the Registration Statement on Form S-3 of Household and Household Capital Trust I (the "Trust") filed with the Securities and Exchange Commission (the "Commission") on May 17, 1995, amended by Amendment No. 1 filed with the Commission on May 26, 1995 and Amendment No. 2 filed with the Commission on
May 31, 1995 (as amended, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities of the Trust (the "Preferred Securities"), subordinated debt securities (the "Junior Subordinated Notes") and a preferred securities guarantee (the "Preferred Securities Guarantee"), guaranteeing distributions on the Preferred Securities to the extent set forth in a Preferred Securities Guarantee Agreement, a form of which is filed as an exhibit to the Registration Statement (the "Guarantee Agreement"). The Junior Subordinated Notes, which constitute unsecured junior subordinated debt of Household, will be issuable under an Indenture dated as of May 15, 1995, between Household and The First National Bank of Chicago, as Trustee and a First Supplemental Indenture dated as of May 31, 1995 (together, the "Indenture"). The Indenture, or forms as filed thereof, have been included as exhibits to the Registration Statement as filed with the Commission.

Based upon my review of the records and documents of Household I am of the opinion that:

1. Household is a corporation duly incorporated and validly existing under the Laws of the State of Delaware.

2. The Indenture and the Guarantee Agreement constitute, and each of them will, after being duly authorized,
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Household International, Inc.
May 31, 1995
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     executed and delivered by Household, constitute, a valid and legally binding instrument of Household enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity of at law).

3. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Junior Subordinated Notes and the Preferred Securities Guarantee shall have become effective under the Securities Act, (ii) the issuance of Junior Subordinated Notes and the Preferred Securities Guarantee have been duly authorized by the appropriate corporate action, and (iii) such Junior Subordinated Notes and the Preferred Securities Guarantee have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Guarantee Agreement as described in the Registration Statement, including the Prospectus relating to the offering of Preferred Securities, such Junior Subordinated Notes and the Preferred Securities Guarantee will be legally and validly issued and will be the legal and binding obligations of Household enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in any Preliminary Prospectus or Prospectus forming a part of the Registration Statement.

In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ John W. Blenke